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                                                                    EXHIBIT 10.6


                               COMPENSATION POLICY
            FOR NON-EMPLOYEE DIRECTORS OF KING PHARMACEUTICALS, INC.

                    AS APPROVED BY THE BOARD OF DIRECTORS ON
                 FEBRUARY 13, 2004 AND AMENDED ON JULY 22, 2005



Retainer*                                                      $30,000 annually
Board Meeting Fees                                           $1,500 per meeting
Committee Meeting Fees (Same Day as Board                      $750 per meeting
Meeting)
Committee Meeting Fees (Different Day from Board             $1,200 per meeting
Meeting)
Other hourly fee                                                $250 per hour**
Non-Executive Chairman of the Board Retainer                  $150,000 annually
Audit Chair Retainer*                                          $10,000 annually
Other Chair Retainer*                                           $5,000 annually
Committee Member Retainer*                                      $4,000 annually
Continuing Education Fees                                   Up to $2000 per day
                                                        (up to 3 days per year)
Personal use of corporate aircraft                      10 hours of flight time
                                                                    annually***
Annual Grant of Options                            Options for 10,000 shares of
                                                               common stock****



Compensation to be received by each director pursuant to this policy may be deferred in accordance with the King Pharmaceuticals, Inc. Non-Employee Directors' Deferred Compensation Plan.

* Fees are to be paid at the end of each quarter for service during that quarter. Fees for service during part of a quarter will be pro rated.

** For extraordinary Board-related service for which compensation is not otherwise received. Each payment related thereto must be approved in writing by the Compensation and Human Resources Committee upon receipt of documentation of time spent.

***(1) Flight time will accrue only while the director is on board.
   (2) 10 hours are available per calendar year and do not accumulate from one year to the next.
   (3) Use is limited to flights for which the primary purpose relates to King's business. The flight shall not be for purely personal purposes.
   (4) Usage will be treated as compensation to the director as may be required by the Internal Revenue Code.
   (5) Reports of aircraft usage by non-employee directors will be provided not less than annually to the Compensation and Human Resources Committee.

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**** Awarded once annually through the 1998 Non-Employee Director Stock Option
          Plan for option grants made through May 31, 2005 and thereafter through the Incentive Plan. By resolution of the Board dated July 24, 2003, options for 10,000 shares of King's common stock is automatically granted to each non-employee director on April 30 of each year, beginning on April 30, 2004, or if April 30 falls on a weekend or holiday, on the first business day immediately preceding April 30. Options so granted become exercisable in full one year following the date of grant. Upon becoming a director (other than through re-election), the director shall automatically be awarded, upon the first day of service as a director, options for such portion of 10,000 option shares equivalent to the fraction of a year between the first date of service and the first April 30 thereafter.



NOTES TO SCHEDULE OF COMPENSATION FOR NON-MANAGEMENT DIRECTORS:


The Board of Directors determined, on March 11, 2004 that the only compensation to be paid for participation in executive sessions of the non-management directors shall be a fee of $1,200 for attending an executive session of the non-management directors which is held on a day on which a Board meeting is not held. Annual retainers shall not be paid to non-management directors for participation in executive sessions of non-management directors.